SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): October 1, 2001


                         GLAS-AIRE INDUSTRIES GROUP LTD.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Nevada                        1-14244                  84-1214736
 ---------------------------      ----------------------      -----------------
(State or other jurisdiction)    (Commission File Number)       (IRS Employer
 of incorporation)                                           Identification No.)


             3137 Grandview Highway, Vancouver, B.C., Canada V5M 2E9
              --------------------------------------------   -------
               (Address of principal executive offices)     (Zip Code)


        Registrant's telephone number, including area code: 604-435-8801


                                 Not Applicable
          ------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 5. Stock Repurchase
------------------------

     Previously, Glas-Aire Industries Group Ltd. (the "Company" or "Glas-Aire") announced that it had completed a transaction for the repurchase of all of its shares of common stock owned by Regency Affiliates, Inc. and its wholly-owned subsidiary, Speed.com, Inc. Prior to the transaction, Regency owned 1,215,105 shares of Glas-Aire's common stock and Glas-Aire owned 4,040,375 shares of Regency's common stock. Pursuant to an agreement entered into on September 17, 2001 and amended on October 1, 2001, Glas-Aire acquired 1,215,105 shares of its common stock representing approximately 50% of the issued and outstanding shares of Glas-Aire for $2,500,000 in cash plus 4,040,375 of Regency's common stock, representing approximately 23% of the issued and outstanding shares of Regency. As a result of the transaction, neither Regency nor Glas-Aire owns any stock of the other.

     The purchase price was based on negotiations between the parties and confirmed as to fairness by independent valuation firms hired by respective committees of each of the Boards of Directors of Regency and Glas-Air.

Item 7. Financial Statements and Exhibits
-----------------------------------------

     (b) Pro Forma Financial Information--Included herewith.

     Pro Forma Condensed Financial Information for Glas-Aire Industries Group Ltd. and Subsidiaries for the nine months ended September 30, 2001 and fiscal year ended December 31, 2000.

     (c) Exhibits--Previously Filed on October 12, 2001

     10.1 Stock Redemption Agreement between Glas-Aire and Regency dated September 17, 2001.

     10.2 Amendment to Stock Redemption Agreement dated October 1, 2001.

     10.3 Opinion of Fairness of Consideration in the Stock Repurchase
          Agreement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            REGISTRANT:

Date:  December 13, 2001                    GLAS-AIRE INDUSTRIES GROUP LTD.



                                            By: /s/ Linda Kwan
                                            ------------------
                                            Linda Kwan, Chief Financial Officer

                    Pro Forma Condensed Financial Information


     The unaudited Pro Forma Condensed Statement of Operations of the Company for the Nine months ended September 30, 2001 and the fiscal year ended December 31, 2000 (the "Pro Forma Statements of Operations") and the Unaudited Pro Forma Condensed Balance Sheet of the Company as of September 30, 2001 (the "Pro Forma Balance Sheet" and together with the Pro Forma Statements of Operations, the "Pro Forma Financial Statements") have been prepared to illustrate the effect of the Stock Redemption Agreement made by and between the Company, Regency Affiliates Inc, and one of its subsidiaries consummated as of October 1, 2001. For purposes of the Pro Forma Statement of Operations it is assumed that the transaction occurred on February 1, 2000 and for purposes of the Pro Forma Balance Sheet, it is assumed the transaction occurred on September 30, 2001. The Pro Forma Financial Statements do not purport to be indicative of the results of operations or financial position of the Company that would have actually been obtained had such transactions been completed as of the assumed dates and for the periods presented, or which may be obtained had such transactions been completed as of the assumed dates and for the periods presented, or which may be obtained in the future. The Pro Forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable.

                Glas Aire Industries Group Ltd. and Subsidiaries
      Pro Forma Condensed Consolidated Balance Sheet at September 30, 2001
                                   (Unaudited)

                                      Historical      Pro Forma      Pro Forma
                                      Statements     Adjustments       Totals
                                      ----------     -----------       ------
Assets

Current  Assets

Cash and equivalents                  $   589,665    $      --      $   589,665
Accounts receivable,                    1,593,320           --        1,593,320
Income taxes receivable                   162,359           --          162,359
Inventory                                 938,359           --          938,359
Deposit & prepaid expenses              2,548,257     (2,500,000)        48,257
Total current assets                    5,831,960     (2,500,000)     3,331,960
Fixed assets, net                       1,864,426           --        1,864,426
Investment in parent company            1,541,532     (1,541,532)          --
                                      $ 9,237,918    $(4,041,532)     5,196,386

Current Liabilities

Bank indebtedness                     $   842,229           --      $   842,229
Accounts payable                          567,893           --          567,893
Accrued liabilities                       718,128           --          718,128
Income taxes payable                      121,549           --          121,549
Current portion-long term debt            221,729           --          221,729
Current portion-capital lease              38,113           --           38,113
Total current liabilities               2,509,641           --        2,509,641

Long term debt,                           665,188           --          554,188
Obligation under capital lease             59,204           --           59,204
Deferred income taxes                     444,142           --          444,142
                                        3,678,175           --        3,678,175


Shareholders' Equity
Share capital                              25,900           --           25,900
Contributed surplus                     7,763,229           --        7,763,229
Retained earnings                      (1,654,865)      (941,532)    (2,596,397)
Cumulative translation                   (232,287)          --         (232,287)
 adjustment
Treasury stock                           (342,234)    (3,100,000)    (3,442,234)
                                        5,559,743     (4,041,532)     1,518,211
                                      $ 9,237,918    $(4,041,532)   $ 5,196,386


                                                     Form 8-K Current Report

                                                 Pro Forma Financial Information

                                        Glas Aire Industries Group Ltd. and Subsidiaries
                                   Pro Forma Condensed Consolidated Statements of operations
                                                            (Unaudited)


                                             Nine months ended                               Eleven months ended
                                             September 30, 2001                               December 31, 2000
                                 --------------------------------------------    --------------------------------------------
                                  Historical      Pro Forma        Pro Forma      Historical      Pro Forma       Pro Forma
                                  Statements     Adjustments         Totals       Statements     Adjustments        Totals
                                 ------------    ------------    ------------    ------------    ------------    ------------
Net Sales                        $  8,378,202    $       --      $  8,378,202    $ 10,929,775    $       --      $ 10,929,775

Costs and Expenses
 Costs of goods                     5,997,430            --         5,997,430       7,913,371            --         7,913,371
 Selling and administrative         1,931,732            --         1,931,732       2,145,817            --         2,145,817
Income (loss) from operations         449,040            --           449,040         870,587            --           870,587
Income from equity investment         211,420        (211,420)           --           392,356        (392,356)              0
Loss on investment                 (2,692,303)      2,692,303            --              --                 0               0
Interest expense                         --              --              --           (20,968)           --           (20,968)
                                 ------------    ------------    ------------    ------------    ------------    ------------
Income (loss)before income tax     (2,031,843)      2,480,883         449,040       1,241,975        (392,356)        849,619
Income tax expense                    (11,022)           --           (11,022)       (556,206)        177,189        (379,017)
                                 ------------    ------------    ------------    ------------    ------------    ------------
Net income(loss)                 $ (2,042,865)   $  2,480,883    $    438,018    $    685,769    $   (215,167)   $    470,602
                                 ------------    ------------    ------------    ------------    ------------    ------------


Glas-Aire Industries Group Ltd. and Subsidiaries
Notes to the Unaudited Pro Forma Condensed Financial Statements


     Note 1. Pursuant to an agreement entered into on September 17, 2001 and amended on October 1, 2001, Glas-Aire acquired 1,215,105 shares of its common stock representing approximately 50% of the issued and outstanding shares of Glas-Aire for $2,500,000 in cash plus 4,040,375 of Regency's common stock, representing approximately 23% of the issued and outstanding shares of Regency. As a result of the transaction, neither Glas-Aire nor Regency owns any stock of the other.

     The unaudited pro forma condensed balance sheet of Glas-Aire has been adjusted to reflect the payment of $2,500,000 in cash and the removal of the 4,040,375 shares of Regency from the assets of Glas-Aire (which had been valued at $1,541,532), to record the acquisition of Treasury Stock at a value of $3,100,000, which is the approximate value attributed to the transaction by the valuation firm that opined that the transaction was fair from a financial point of view to the shareholders of Glas-Aire, and to record an aggregate loss of $3,633,835 as a result of the transaction.

     The unaudited pro forma condensed statements of operations has been adjusted to remove the results of operations relating to Glas-Aire's equity interest in Regency and reflect the write-down of the Regency Shares held by Glas-Aire to the approximate amount that those shares were valued at by the valuation firm that opined that the transaction was fair from a financial point of view to the shareholders of Glas-Aire.